SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2015

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, California 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 9, 2015, to refinance the indebtedness incurred on September 9, 2015, International Stem Cell Corporation (the “Company”) issued an unsecured, non-convertible promissory note in the principal amount of $2,862,000 (the “Note”) to Dr. Andrey Semechkin in return for Dr. Semechkin surrendering the note issued to him by the Company on September 9, 2015 in the principal amount of $2,862,000. Dr. Semechkin is the Company’s Co-Chairman and Chief Executive Officer.

The principal amount under the Note accrues interest at a rate of One Half of One Percent (0.50%) per annum. The Note is due and payable November 9, 2015, but may be pre-paid by the Company without penalty at any time.

The foregoing summary of the Note is qualified in its entirety by reference to the full text of the form of Note filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The description of the Note set forth under Item 1.01 is incorporated herein by reference.

ITEM 9.01	EXHIBITS

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Note issued on October 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Mahnaz Ebrahimi
Mahnaz Ebrahimi
Chief Financial Officer

Dated: October 14, 2015